UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

PETROLEUM DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Genesis Boulevard Bridgeport, West Virginia	26330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Senior Notes,” and “Registration Rights Agreement” is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation.

Issuance and Sale of Senior Notes

On February 8, 2008, Petroleum Development Corporation, a Nevada corporation (the “Company”), successfully completed the issuance and sale of $203,000,000 aggregate principal amount of its 12% Senior Notes due 2018 (the “Notes”). The Notes were offered and sold in private transactions in conformance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Company issued the Notes pursuant to an indenture dated as of February 8, 2008 (the “Base Indenture”) by and between the Company and The Bank of New York, as trustee, as amended and supplemented by the First Supplemental Indenture thereto dated as of February 8, 2008 (the “First Supplemental Indenture”). The Base Indenture, as amended and supplemented by the First Supplemental, is referred to herein as the “Indenture.”

The Company plans to use net proceeds from the sale of the Notes to repay debt outstanding under its revolving credit facility and for general corporate purposes.

The Notes provide that interest will accrue from February 8, 2008 at a rate of 12% per year and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2008. The Notes will mature on February 15, 2018. The Notes are senior unsecured obligations of the Company and rank, in right of payment, equally with all of the Company’s existing and future senior unsecured indebtedness and senior to any existing and future subordinated indebtedness of the Company. The Notes are effectively subordinated to any of the Company’s existing or future secured indebtedness to the extent of the assets securing such indebtedness.

The Notes also provide that the Company may, at its option, redeem all or part of the Notes, at any time prior to February 15, 2013 at the make-whole price set forth in the Indenture, and on or after February 15, 2013 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture provides that at any time, which may be more than once, before February 15, 2011, the Company may redeem up to 35% of the outstanding Notes with proceeds from one or more equity offerings at a redemption price of 112.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, as long as:

•	at least 65% of the aggregate principal amount of the Notes issued on February 8, 2008 remains outstanding after each such redemption; and

•	the redemption occurs within 180 days after the closing of the equity offering.

The Indenture also provides that if the Company experiences certain kinds of changes of control, it must give holders of the Notes the opportunity to sell to the Company their Notes at 101% of their principal amount, plus accrued and unpaid interest.

Registration Rights Agreement

On February 8, 2008, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company agreed to use its commercially reasonable efforts to (i) file with the Securities and Exchange Commission a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) relating to a registered exchange offer for the Notes under the Securities Act and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 365 days following February 8, 2008. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

Agreement Descriptions

The descriptions of the provisions of the Indenture and the Registration Rights Agreement set forth above in Item 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 7.01. Regulation FD Disclosure.

On February 8, 2008, the Company issued a press release announcing the successful closing of the Notes offering described in Item 2.03 of this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of February 8, 2008 by and among the Company and The Bank of New York.

4.2	First Supplemental Indenture dated as of February 8, 2008 by and among the Company and The Bank of New York.

4.3	Form of 12% Senior Note due 2018 (included in Exhibit 4.2 of this Current Report on Form 8-K).

10.1	Registration Rights Agreement dated as of February 8, 2008 by and among Petroleum Development Corporation and the Initial Purchasers named therein.

99.1	Press Release dated February 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date: February 8, 2008	By:	/s/ Darwin L. Stump
	Name:	Darwin L. Stump
	Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of February 8, 2008 by and among the Company and The Bank of New York.

4.2	First Supplemental Indenture dated as of February 8, 2008 by and among the Company and The Bank of New York.

4.3	Form of 12% Senior Note due 2018 (included in Exhibit 4.2 of this Current Report on Form 8-K).

10.1	Registration Rights Agreement dated as of February 8, 2008 by and among Petroleum Development Corporation and the Initial Purchasers named therein.

99.1	Press Release dated February 8, 2008.